Exhibit 99.1

FOR IMMEDIATE RELEASE

Avinger Improves Terms of Existing CRG Loan Agreement

Redwood City, Calif., January 26, 2021 - Avinger, Inc. (Nasdaq: AVGR), a commercial-stage medical device company marketing the first and only intravascular image-guided, catheter-based system for diagnosis and treatment of Peripheral Artery Disease (PAD), today announced an agreement with CRG Partners III L.P. to extend the interest only period and maturity date of its existing term loan.

Under the CRG amendment to the existing term loan agreement, which became effective on January 22, 2021, the interest only period and maturity date of the term loan are extended by 2 ½ years. The interest only period is extended from June 30, 2021 to December 31, 2023. The maturity date is extended from June 30, 2023 to December 31, 2025.

The extension of the interest only period and maturity date improves the Company's liquidity by approximately $14.2 million through 2023, by deferring interest and principal payments that were otherwise scheduled to begin in September of 2021. In addition, the amendment resets the material adverse change representation date and adjusts the minimum revenue requirements.

Jeff Soinski, Avinger’s President and CEO, commented, “The CRG loan amendment strengthens our liquidity and extends our balance sheet cash runway as we focus on growing revenues and launching additional devices to improve our operating efficiency. We appreciate CRG’s partnership in providing this important amendment that will enhance our financial position over the next few years.”

About Avinger, Inc.

Avinger is a commercial-stage medical device company that designs and develops the first and only image-guided, catheter-based system for the diagnosis and treatment of patients with Peripheral Artery Disease (PAD). PAD is estimated to affect over 12 million people in the U.S. and over 200 million worldwide. Avinger is dedicated to radically changing the way vascular disease is treated through its Lumivascular platform, which currently consists of the Lightbox imaging console, the Ocelot and Tigereye™ family of chronic total occlusion (CTO) catheters, and the Pantheris® family of atherectomy devices. Avinger is based in Redwood City, California. For more information, please visit www.avinger.com.

About CRG

CRG is a premier healthcare investment firm that manages over $3 billion of capital. The firm seeks to invest between $20 to $300 million in companies across the healthcare spectrum, including medical devices, biopharmaceuticals, tools & diagnostics, services and information technology. CRG provides growth capital in the form of long-term debt and equity to support innovative, commercial-stage healthcare companies that address large, unmet medical needs. The firm partners with public and private companies to provide flexible financing solutions and world-class support to achieve exceptional growth objectives with minimal dilution. CRG maintains offices in Boulder, New York, Houston and Dorado. For more information, please visit www.crglp.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding future revenue growth, our ability to launch additional devices, and the impact of the amendment on our future performance and financial position. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include the risks described in the section entitled "Risk Factors" and elsewhere in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2020, and in our Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Avinger disclaims any obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Mark Weinswig
Chief Financial Officer
Avinger, Inc.
(650) 241-7916
ir@avinger.com

Matt Kreps
Darrow Associates Investor Relations
(214) 597-8200
mkreps@darrowir.com